North Valley Bancorp Reports First Quarter Results

•	Diluted Earnings per Share Increased 7.4% to $0.29 for First Quarter 2007 over the $0.27 for First Quarter 2006
•	Net Income Increased 3.5% to $2,204,000 for First Quarter 2007 over First Quarter 2006
•	Loan Portfolio Credit Quality Remained Outstanding

April 26, 2007 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $907 million in assets, today reported results for the quarter ended March 31, 2007. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB").

The Company reported net income for the first quarter ended March 31, 2007 of $2,204,000, or $0.29 per diluted share, compared to $2,129,000, or $0.27 per diluted share, for the same period in 2006. This represents an increase in net income of $75,000, or 3.5%, compared to the first quarter of 2006. For the first quarter, the Company realized an annualized return on average shareholders’ equity of 11.69% and an annualized return on average assets of 1.00%, as compared to 11.96% and 0.96%, respectively, for the first quarter of 2006.

As announced by the Company on April 11, 2007 and reported on the Company’s Current Report on Form 8-K, filed with the Commission on April 11, 2007 (the “Current Report”), the Company has entered into an Agreement and Plan of Merger dated April 10, 2007 (the “Merger Agreement”), pursuant to which the Company will merge with and into Sterling Financial Corporation, a Washington corporation (“Sterling”), with Sterling being the surviving corporation.  A copy of the Merger Agreement (together with certain other information regarding the proposed merger) is provided in the Current Report.  The transaction is expected to close in the third quarter of 2007, pending approval of the merger by the shareholders of the Company, the receipt of all necessary regulatory approvals, and the satisfaction of other closing conditions which are customary for such transactions.

“We’re obviously very pleased with our plan to partner with Sterling Financial Corporation (NASDAQ: STSA),” stated Michael J. Cushman, President & CEO. “Sterling’s size, array of products, technology, delivery systems, lending capabilities and significant market presence in the Western United States will allow us to serve a broader segment of the Northern California market, thereby providing for future growth opportunities.”

At March 31, 2007, total assets were $906,744,000, up slightly from the $905,604,000 at March 31, 2006. The loan portfolio increased $23,016,000, or 3.7% compared to March 31, 2006, and totaled $650,563,000 at March 31, 2007. The loan to deposit ratio at March 31, 2007 was 85.5% as compared to 84.0% at March 31, 2006. Total deposits grew $13,609,000, or 1.8%, to total $760,699,000 at March 31, 2007. When compared to December 31, 2006, total assets increased slightly from $905,673,000. Deposits increased by $10,411,000, or 1.4%, from $750,288,000 at December 31, 2006, while loans decreased by $9,230,000, or 1.4%, from $659,793,000 at December 31, 2006.

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $56,000, or 0.5%, for the three months ended March 31, 2007 compared to the same period in 2006. While interest income increased by $869,000, this was more than offset by an increase in interest expense of $925,000. The increase in interest income was primarily due to an increase in average loans of $28,831,000 and an increase in the yield on the loan portfolio of 34 basis points. The increase in average total loans was primarily funded by the decrease in average investments of $35,357,000. Average yields on earning assets increased 47 basis points from the quarter ended March 31, 2006, to 7.44% for the quarter ended March 31, 2007 and the average rate paid on interest-bearing liabilities increased by 65 basis points to 2.70%. The increase in asset yields was primarily due to average loan yields, which increased from 7.62% for first quarter 2006 to 7.96% in first quarter 2007. The Company’s net interest margin for the quarter ended March 31, 2007 was 5.33%, consistent with the 5.34% for the first quarter in 2006 and a decrease from the 5.41% net interest margin for the linked quarter ended December 31, 2006. “Our net interest margin contracted in the first quarter from the linked quarter by 8 basis points as we experienced an increase in our cost of funds, most notably on time deposits. Our margin continues to be strong in this challenging and competitive deposit and loan pricing environment.” commented Kevin R. Watson, Chief Financial Officer.

Noninterest income for the quarter ended March 31, 2007 was $3,134,000 compared to $2,798,000 for the same period in 2006. Other fees and charges increased by $190,000 to $892,000 for the first quarter of 2007 compared to $702,000 for the first quarter of 2006, while service charges on deposits increased by $167,000 to $1,644,000 for the quarter compared to $1,477,000 for the same period in 2006.

Noninterest expense increased $214,000 to $10,230,000 for the first quarter of 2007 from $10,016,000 for the first quarter in 2006. Salaries and employee benefits decreased $78,000 while occupancy expense increased $62,000. Other expenses increased $228,000, primarily due to an increase in data processing expense and nonrecurring professional services expense associated with the planned merger with Sterling Financial Corporation.

The Company did not record a provision for loan and lease losses for the quarters ended March 31, 2007 or 2006. The allowance for loan and lease losses at March 31, 2007 was $8,815,000, or 1.35% of total loans, compared to $8,831,000, or 1.34% of total loans at December 31, 2006 and $7,832,000, or 1.25% of total loans, at March 31, 2006. The increase in the level of allowance to total loans is reflective of the decrease in the Company’s loan portfolio during the quarter from $659,793,000 at December 31, 2006 to $650,563,000 at March 31, 2007.

The provision for income taxes for the quarter ended March 31, 2007 was $1,037,000, resulting in an effective tax rate of 32%, compared to $1,046,000, or an effective tax rate of 33%, for the quarter ended March 31, 2006.

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $543,000 to $519,000, or 0.08%, of total loans at March 31, 2007 from $1,062,000, or 0.17%, of total loans at March 31, 2006. Other real estate owned at March 31, 2007 was $902,000, consisting of land originally purchased for bank expansion, which management has listed for sale as the land is no longer needed due to the acquisition of Yolo Community Bank in 2004.

ADDITIONAL INFORMATION ABOUT NORTH VALLEY'S PENDING MERGER WITH STERLING AND WHERE TO FIND IT

Sterling Financial Corporation intends to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4, and North Valley Bancorp intends to mail a proxy statement/prospectus to its security holders, containing information about the proposed merger transaction. Investors and security holders of Sterling and North Valley are urged to read the proxy statement/prospectus and other relevant materials when they become available in order to obtain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of North Valley, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, or by telephone at (530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley through its website at www.novb.com.

Sterling, North Valley and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of North Valley with respect to the transactions contemplated by the proposed merger. Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2007 annual meeting of shareholders filed with the SEC on March 15, 2007. Information regarding North Valley's officers and directors is included in North Valley's Form 10-K/A - Amendment No. 1 to Form 10-K Annual Report filed with the SEC on April 24, 2007. A description of the interests of the directors and executive officers of Sterling and North Valley in the proposed merger will be set forth in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
Statement of Income Data	2007	2006	$ Change	% Change
Interest income
Loans and leases (including fees)	$12,824	$11,746	$1,078	9.2%
Investment securities	1,535	1,776	(241)	(13.6%)
Federal funds sold and other	137	105	32	30.5%
Total interest income	14,496	13,627	869	6.4%
Interest expense
Interest on deposits	3,256	2,010	1,246	62.0%
Subordinated debentures	608	627	(19)	(3.0%)
Other borrowings	295	597	(302)	(50.6%)
Total interest expense	4,159	3,234	925	28.6%
Net interest income	10,337	10,393	(56)	(0.5%)
Provision for loan and lease losses	-	-	-	-
Net interest income after provision for loan and lease losses	10,337	10,393	(56)	(0.5%)

Noninterest income
Service charges on deposit accounts	1,644	1,477	167	11.3%
Other fees and charges	892	702	190	27.1%
Other	598	619	(21)	(3.4%)
Total noninterest income	3,134	2,798	336	12.0%

Noninterest expenses
Salaries and employee benefits	5,559	5,637	(78)	(1.4%)
Occupancy	769	707	62	8.8%
Furniture and equipment	535	533	2	0.4%
Other	3,367	3,139	228	7.3%
Total noninterest expenses	10,230	10,016	214	2.1%
Income before provision for income taxes	3,241	3,175	66	2.1%
Provision for income taxes	1,037	1,046	(9)	(0.9%)
Net income	$2,204	$2,129	$75	3.5%

Common Share Data
Earnings per share
Basic	$0.30	$0.28	$0.02	7.1%
Diluted	$0.29	$0.27	$0.02	7.4%

Weighted average shares outstanding	7,340,456	7,506,916
Weighted average shares outstanding - diluted	7,635,369	7,824,140
Book value per share	$10.62	$9.73
Tangible book value	$8.32	$7.40
Shares outstanding	7,352,625	7,539,654

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,
Balance Sheet Data	2007	2006	2006
Assets
Cash and due from banks	$27,593	$30,826	$37,519
Federal funds sold and other	33,295	10,670	12,128
Available-for-sale securities - at fair value	124,765	133,571	156,757
Held-to-maturity securities - at amortized cost	67	82	88

Loans and leases net of deferred loan fees	650,563	659,793	627,547
Allowance for loan and lease losses	(8,815)	(8,831)	(7,832)
Net loans and leases	641,748	650,962	619,715

Premises and equipment, net	13,838	13,797	14,997
Other real estate owned	902	902	898
Goodwill and core deposit intangibles, net	16,911	17,073	17,561
Accrued interest receivable and other assets	47,625	47,790	45,941
Total assets	$906,744	$905,673	$905,604

Liabilities and Shareholders' Equity
Deposits:
Demand, noninterest bearing	$186,209	$194,842	$192,125
Demand, interest bearing	167,899	160,939	199,400
Savings and money market	198,715	196,833	185,057
Time	207,876	197,674	170,508
Total deposits	760,699	750,288	747,090
Other borrowed funds	25,000	37,500	43,500
Accrued interest payable and other liabilities	10,973	10,433	9,669
Subordinated debentures	31,961	31,961	31,961
Total liabilities	828,633	830,182	832,220
Shareholders' equity	78,111	75,491	73,384
Total liabilities and shareholders' equity	$906,744	$905,673	$905,604

Asset Quality
Nonaccrual loans and leases	$459	$72	$127
Loans and leases past due 90 days and accruing interest	60	403	935
Other real estate owned	902	902	898
Total nonperforming assets	$1,421	$1,377	$1,960

Allowance for loan and lease losses to total loans	1.35%	1.34%	1.25%
Allowance for loan and lease losses to NPL's	1698.46%	1859.16%	737.48%
Allowance for loan and lease losses to NPA's	620.34%	641.32%	399.59%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
Selected Financial Ratios	2007	2006
Return on average total assets	1.00%	0.96%
Return on average shareholders' equity	11.69%	11.96%
Net interest margin (tax equivalent basis)	5.33%	5.34%
Efficiency ratio	75.94%	75.93%

Selected Average Balances
Loans	$653,710	$624,879
Taxable investments	113,306	146,969
Tax-exempt investments	21,789	23,483
Federal funds sold and other	10,294	8,768
Total earning assets	$799,099	$804,099
Total assets	$891,070	$903,075

Demand deposits - interest bearing	$160,598	$192,771
Savings and money market	199,529	184,893
Time deposits	202,795	170,440
Other borrowings	60,757	91,573
Total interest bearing liabilities	$623,679	$639,677
Demand deposits - noninterest bearing	$178,232	$180,440
Shareholders' equity	$76,457	$72,215

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	March 2007	December 2006	September 2006	June 2006
Interest income	$14,496	$15,036	$14,506	$14,010
Interest expense	4,159	4,140	3,996	3,315
Net interest income	10,337	10,896	10,510	10,695

Provision for loan and lease losses	-	50	555	370
Noninterest income	3,134	3,239	3,598	3,015
Noninterest expense	10,230	9,860	9,859	9,880

Income before provision for income taxes	3,241	4,225	3,694	3,460
Provision for income taxes	1,037	1,171	775	1,166
Net income	$2,204	$3,054	$2,919	$2,294

Earnings per share:
Basic	$0.30	$0.42	$0.40	$0.31
Diluted	$0.29	$0.40	$0.39	$0.30